UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2008

Brooke Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Kansas	0-25679	48-1187574
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 College Boulevard, Overland Park, Kansas		66210-1837
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(913) 383-9700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03 Bankruptcy or Receivership.

This Current Report on Form 8-K/A amends the Form 8-K filed by Brooke Capital Corporation (AMEX: BCP; the "Company") on October 29, 2008. This amended Form 8-K correctly states the dates of the bankruptcy filing and the disclosed actions of the bankruptcy court and does not otherwise change the substantive disclosure of the previous Form 8-K.

On October 28, 2008, the Company and the Company's majority-parent, Brooke Corporation (NASDAQ: BXXX), filed petitions for protection under Chapter 11 of the Bankruptcy Code. Jurisdiction over this matter, "In RE Brooke Corporation and Brooke Capital Corporation," file numbers 08-22786 (lead) and 08-22789, was accepted on that same date by the U.S. Bankruptcy Court in Kansas City, Kansas. Joint administration for the two companies' bankrupt estates was approved by the court on October 29, 2008, and Albert Riederer was appointed as bankruptcy trustee for the jointly-administered estate.

These bankruptcy petitions have no impact on Generations Bank or its customers. (Generations Bank is a wholly-owned subsidiary of Brooke Corporation; Generations Bank has not filed for protection under bankruptcy laws.) Generations Bank remains open and is conducting business as usual. The deposits of customers of Generations Bank will continue to be insured by the Federal Deposit Insurance Corporation. More information about federal deposit insurance limits may be found at the FDIC's website at www.myfdicinsurance.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooke Capital Corporation

October 29, 2008	By:	/s/ Carl Baranowski

Name: Carl Baranowski
Title: General Counsel